Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of June 16, 2023, by and between NATIONAL RESEARCH CORPORATION, a Delaware corporation (“Borrower”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”).

R E C I T A L S:

A.           Borrower and Lender previously entered into that certain Amended and Restated Credit Agreement dated as of May 28, 2020, as amended by that certain First Amendment thereto dated as of September 30, 2022 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”); and

B.           The parties desire to amend the Credit Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, terms and conditions hereinafter set forth, the parties hereby agree as follows:

1.            Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.            Amendments. Pursuant to Section 12.12 of the Credit Agreement, the Credit Agreement is hereby amended as follows:

(a)          A new Section 9.15 is hereby added to the Credit Agreement as follows:

9.15.         Maximum Capital Expenditures.          Borrower will not permit Capital Expenditures paid or incurred by Borrower in connection with the Renovation Project to exceed an aggregate amount of $25,000,000.00 from or after January 1, 2023, to be tested by Lender quarterly based on the financial statements provided for in Section 8.01(a) and (b).

(b)          Section 11 of the Credit Agreement is hereby amended by amending and restating the definition of “Consolidated Fixed Charge Coverage Ratio” in its entirety as follows:

“Consolidated Fixed Charge Coverage Ratio” shall mean the ratio of (a) (i) Consolidated EBITDA for a period minus (ii) unfinanced Capital Expenditures for such period (excluding unfinanced Capital Expenditures for (A) Permitted Acquisitions, unless otherwise required to be included pursuant to Section 9.08 and (B) the Renovation Project to the extent unfinanced Capital Expenditures were paid or incurred in connection with the Renovation Project on or after January 1, 2023) minus (iii) tax expenses paid in cash for such period minus (iv) Dividends (excluding Dividends which are (A) Permitted Share Repurchases or (B) Special Dividends, unless (in each case of (A) or (B)) otherwise required to be included pursuant to Section 9.08) for such period to (b) the sum of (i) Consolidated Interest Expense paid in cash for such period plus (ii) scheduled principal amortization payments or redemptions (as initially scheduled on the incurrence of such debt and excluding optional prepayments thereof) on Indebtedness required to be paid in cash for such period (other than “balloon” payments made at maturity of purchase money debt or Capitalized Lease Obligations to the extent financed with the proceeds of Indebtedness refinanced as permitted under this Agreement or the disposition of capital assets secured by funded Indebtedness), and (iii) Capitalized Lease Obligations payments for such period.

(c)           Section 11 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Renovation Project” means the renovation of Borrower’s Real Property located at 1245 Q Street, Lincoln, Nebraska, including the construction of additions, alterations or repairs to such Real Property and additions, replacements or refurbishment of any furniture, fixtures or equipment at such Real  Property, all as more fully described in the plans and specifications approved by Lender in connection with such renovation.

3.           No Further Amendments. Except as expressly provided herein, nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower. Except as expressly provided herein, this Amendment is not intended to supersede or amend the Credit Agreement or any other Credit Document. All of the covenants and obligations of Borrower under the Credit Documents are hereby acknowledged, ratified and affirmed by Borrower, and Borrower specifically acknowledges and agrees that all Collateral pledged to Lender secures the Obligations.

4.           Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a)          The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date;

(b)          There is no Default or Event of Default;

(c)          The execution, delivery and performance by Borrower of this Amendment and all other agreements and documents required hereunder have been duly authorized by all necessary action and do not and will not: (i) result in any breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; or (ii) result in, or require, for the benefit of any person or entity other than Lender, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and

(d)          No authorization, approval or other action by and notice to or filing with any governmental authority or regulatory body or any other Person is required for the execution, delivery and performance by Borrower of this Amendment.

5.            Conditions Precedent. As conditions precedent to the enforceability of this Amendment, Lender shall have received from Borrower or otherwise confirmed to its satisfaction, all of the following, each in form and substance satisfactory to Lender:

(a)          This Amendment, executed by Borrower;

(b)          Such other commercially reasonable documents, instruments or agreements from Borrower or any other Person as may be reasonably requested by Lender; and

(c)          Borrower shall have paid all reasonable attorney costs and fees incurred by Lender in connection this Amendment and the Credit Documents.

6.            No Waiver. This Amendment is not intended to supersede or amend the Credit Agreement or any documents executed in connection therewith except as specifically set forth herein and Borrower acknowledges that no course of dealing between Borrower and Lender, through the date hereof, has resulted in any modification to the terms of the Credit Documents and no course of dealing from and after the date hereof will modify the terms of the Credit Documents. Except as provided herein, nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower or waive any existing Events of Default, if any, under or pursuant to the Credit Documents. All of the covenants and obligations of Borrower under the Credit Documents are hereby acknowledged, ratified and affirmed by Borrower, and Borrower specifically acknowledges and agrees that all Collateral pledged to Lender secures the Obligations.

7.            No Default; Release of Lender. Borrower hereby acknowledges that at the time of the execution of this Amendment, Borrower is not aware of any Lender default under the Credit Documents, and Borrower hereby remises, releases and forever discharges Lender and each of Lender’s present, future and former officers, directors and employees (collectively, “Releasees”) from any and all claims, losses, liabilities, damages and causes of action of any kind whatsoever, if any, whether absolute or contingent, matured or unmatured, that Borrower may now have or ever have had, in whatever capacity, against Lender arising in connection with the Credit Documents, except for the duties and obligations of the Releasees under this Amendment and the other Credit Documents arising from and after the date hereof.

8            Credit Agreement in Writing. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER CERTAIN STATE LAWS. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

9.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic transmission or facsimile of this Amendment shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWER:

NATIONAL RESEARCH CORPORATION

By:	/s/ Kevin R. Karas
Name:	Kevin R. Karas
Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

LENDER:

FIRST NATIONAL BANK OF OMAHA

By:	/s/ Mark Ostronic
Name:	Mark Ostronic
Title:	First National Bank of Omaha

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